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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-93167 and 333-94279 of InfoSpace, Inc. (formerly InfoSpace.com, Inc.) on Form S-3 of our report dated May 10, 2000 with respect to Saraide, Inc. appearing in this Current Report on Form 8-K/A of InfoSpace, Inc.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 22, 2000